Exhibit 4.1

FORM OF FLOATING RATE NOTE DUE 2008

(Face of Security)

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO UNIVERSAL CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No. R-	CUSIP No.

UNIVERSAL CORPORATION

FLOATING RATE NOTE DUE 2008

Principal Amount: $

Regular Record Date:	Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day).

Original Issue Date: May 25, 2005.

Stated Maturity: May 30, 2008.

Interest Payment Dates: Semi-annually on May 30th and November 30th, commencing November 30, 2005.

Interest Rate: LIBOR plus 1.25% per annum.

Authorized Denomination: $1,000 and integral multiples of $1,000 in excess thereof.

Universal Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                      , or registered assigns, the principal sum of                      DOLLARS ($                    ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above.

The unpaid principal amount of the Floating Rate Notes due 2008 (the “Notes”) shall bear interest at a rate of LIBOR plus 1.25% per annum until paid or duly provided for, such interest to accrue semi-annually in arrears from, and including, May 25, 2005 to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or Stated Maturity, as the case may be. The period from and including an Interest Payment Date to and excluding the next Interest Payment Date is hereinafter called an “Interest Period.” The amount of accrued interest that will be paid for any Interest Period shall be calculated by multiplying the face amount of the Notes by the interest rate applicable for the Interest Period divided by 360 days and multiplied by the actual number of days in the Interest Period.

Interest shall be paid on each Interest Payment Date to the Person or Persons in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, except that interest payable at the Stated Maturity of the Notes or on a Redemption Date shall be paid to the Person or Persons to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular

Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or to be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

In the event that any Interest Payment Date on the Notes is not a Business Day (other than an Interest Payment Date that falls on the Stated Maturity or on a Redemption Date), then such Interest Payment Date will be postponed to the next succeeding day that is a Business Day unless the Interest Payment Date falls in the next succeeding month in which case the Interest Payment Date will be the preceding Business Day. If the Interest Payment Date falling on the Stated Maturity or on a Redemption Date is not a Business Day then the interest payment due on that date will be paid on the next Business Day and no additional interest will accrue. “Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business; provided, that such day is also a London Business Day. “London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

The LIBOR rate will be reset semi-annually on each Interest Payment Date (each an “Interest Reset Date”), beginning on November 30, 2005. The interest rate for the period from and including the Original Issue Date to and excluding the first Interest Payment Date shall be 4.77% per annum (the “Initial Interest Rate”). The second London Business Day preceding an Interest Reset Date will be the “Interest Determination Date” for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date or the Initial Interest Rate, as the case may be. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date.

The following definitions shall be used by the Calculation Agent in its determination of the interest rate:

“LIBOR” shall mean:

(i) with respect to any Interest Determination Date, the rate for deposits in United States dollars having a maturity of six months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears, LIBOR, with respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below;

(ii) with respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major banks selected by the Calculation Agent, which will be referred to as “Reference Banks,” in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of six months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest

Determination Date and in a principal amount equal to an amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for the period of six months commencing on the first day of the applicable Interest Period and in a principal amount equal to an amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described above, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date or, in connection with the first Interest Reset Date, the interest rate on the Notes, in that case, will remain the Initial Interest Rate until reset in connection with the following Interest Reset Date.

“Telerate Page 3750” means the display designated as “Page 3750” on Moneyline Telerate, Inc., or such other page as may replace the 3750 page on such service or any successor service or services as may be nominated by the British Bankers’ Association for the purpose of displaying the London interbank rates of major banks for United States dollars.

Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

The Securities of this series shall be redeemable, at the option of the Company, in whole or in part, on May 30, 2006 or on any Interest Payment Date thereafter (each a “Redemption Date”), at a Redemption Price equal to 100.25% of the principal amount to be redeemed plus accrued and unpaid interest to such Redemption Date.

Notice of any redemption by the Company will be mailed at least 10 Business Days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Securities of this series or portions of Securities of this series called for redemption. In the event that any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Securities of this series are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part. The Trustee may select for redemption Securities of this series and portions of the Securities of this series in amounts of whole multiples of $1,000.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion will be issued in the name or names of the Holders hereof upon the surrender hereof.

The Securities of this series shall not have a sinking fund.

The Securities of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Company and shall rank equally in priority with the Company’s existing and future unsecured and unsubordinated indebtedness.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

UNIVERSAL CORPORATION

By:
Name:
Title:
Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Authorized Officer

(Reverse Side of Security)

This Floating Rate Note due 2008 is one of a duly authorized issue of Securities of the Company (the “Securities”), issued and issuable in one or more series under an Indenture dated as of February 1, 1991, as supplemented by a Supplemental Indenture dated as of May 25, 2005 (as so supplemented, the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

This Security is one of the series designated on the face hereof as Floating Rate Notes due 2008 limited in the aggregate principal amount to $200,000,000. The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples in excess thereof.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to the limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series shall not be transferred in denominations of less than $5,000,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of the Securities of this series, one Security may be in a denomination of less than $5,000,000.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain restrictive covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT- Custodian
(Cust) (Minor)

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with rights of	under Uniform Gifts to
survivorship and not as tenants in common	Minors Act
(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $                     principal amount of Floating Rate Notes due 2008 held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1. ☐ to the Company; or

2. ☐ to the Securities Registrar for the registration in the name of the Holder, without transfer; or

3. ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date: Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided Rule 144A.

Dated:
NOTICE: To be executed by an executive officer